UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Company received an e-mail message on August 25 informing it of Mr. Schafran's resignation, but did not receive his formal signed letter, which the Company considered the operative document, until September 14.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25th 2011 Subaye Inc. (“the Company”) received and accepted the resignation of Independent Director L.G. Schafran, who resigned for personal reasons, effective immediately. Mr. Schafran had served as an Independent Director of the Company since 2009. Mr. Schafran’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company would like to wish Mr. Schafran well in his future pursuits and would like to thank him for the support he has provided during this difficult time.

The Company shall provide to Mr. Schafran a copy of the disclosures it is making in response to this Item 5.02 no later than the date of filing of this Current Report on Form 8-K, and shall provide to Mr. Schafran the opportunity to furnish a letter addressed to the Company as promptly as possible stating whether or not Mr. Schafran agrees with the statements made by the Company in response to this Item 5.02, and if not, stating the respects in which he does not agree. The Company shall file any such letter received from Mr. Schafran as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2011

SUBAYE, INC.

By: /s/ Alexander Holtermann Name: Alexander Holtermann Title: Chief Executive Officer